Exhibit 99.2

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITOR'S REPORT

STARLIGHT PLACE, LP

USDA Rural Development Case No. 02-0546282

FOR THE YEAR ENDED DECEMBER 31, 2013

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

TABLE OF CONTENTS

PAGE
INDEPENDENT AUDITOR'S REPORT	3

FINANCIAL STATEMENTS:	4

BALANCE SHEET	5

STATEMENT OF OPERATIONS	6

STATEMENT OF CHANGES IN PARTNERS' CAPITAL	7

STATEMENT OF CASH FLOWS	8

NOTES TO FINANCIAL STATEMENTS	9

ACCOMPANYING INFORMATION:

INDEPENDENT AUDITOR'S REPORT ON INFORMATION ACCOMPANYING THE BASIC FINANCIAL STATEMENTS

SUPPLEMENTAL INFORMATION REQUIRED BY RHS

INDEPENDENT AUDITORS' REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING AND ON COMPLIANCE AND OTHER MATTERS BASED ON AN AUDIT OF FINANCIAL STATEMENTS PERFORMED IN ACCORDANCE WITH
GOVERNMENT AUDITING STANDARDS

REPORTABLE CONDITIONS OF NON COMPLIANCE AND AUDITEE'S COMMENTS ON PRIOR AUDIT RESOLUTION MATTERS RELATED TO UNITED STATES DEPARTMENT OF AGRICULTURE RURAL DEVELOPMENT PROGRAMS

PAILET, MEUNIER and LeBLANC, L.L.P.
Certified Public Accountants
Management Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
Starlight Place, LP Americus, Georgia

We have audited the accompanying financial statements of Starlight Place, LP, USDA Rural Development Case No. 02-0546282, as of December 31, 2013 and the related statements of operations, changes in partners' equity and cash flows for the year ended December 31, 2013. Starlight Place, LP's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Starlight Place, LP as of December 31, 2013 and the result of its operations and its cash flows for the year ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued a report dated February 14, 2014 on our consideration of Starlight Place, LP's internal control over financial reporting and our tests of its compliance with certain provisions of laws, regulations, contracts, and grant agreements and other matters. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

Metairie, Louisiana
February 14, 2014
Member of:	● PCAOB - Public Company Accounting Oversight Board

AICPA: Center for Public Company Audit Firms (SEC) ● Governmental Audit Quality Center ●Private Companies Practice Section (PCPS)

3421 N. Causeway Blvd., Suite 701 ● Metairie, LA 70002 ● Telephone (504) 837-0770 ● Fax (504) 837-7102
201 St. Charles Ave., Suite 2500 ● New Orleans, LA 70170 ● Telephone (504) 599-5905 ● Fax (504) 837-7102
www.pmlcpa.com

3

BALANCE SHEET

DECEMBER 31, 2013

ASSETS
Current Assets
Cash	$22,049
Accounts Receivable	627
Prepaid Expenses	1,500
Total Current Assets	24,176
Restricted Reserves and Escrows
Tax Escrow	22,230
Tenant Security Deposits	9,500
Replacement Reserve	137,200
Operating Deficit Reserve	42,079
Total Restricted Reserves and Escrows	211,009
Property, Plant and Equipment
Land	248,710
Land Improvements	663,095
Building	3,687,417
Furniture and Equipment	87,871
Total Property, Plant and Equipment	4,687,093
Less: Accumulated depreciation	(1,240,634)
Property, Plant and Equipment, Net	3,446,459
Other Assets
Monitoring Fee, Net	3,380
Total Assets	$3,685,024

See auditors' report and accompanying notes to the financial statements

4

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

BALANCE SHEET

DECEMBER 31, 2013

LIABILITIES AND PARTNERS' EQUITY
Current Liabilities
Accounts Payable	$932
Mortgage Payable - Current Portion	2,694
Total Current Liabilities	3,626

Deposits and Prepayment Liabilities
Prepaid Rents	1,105
Tenant Security Deposits	9,500
Total Deposits and Prepayment Liabilities	10,605

Other Liabilities
Mortgage Payable	359,686
Less: Current Portion	(2,694)
Total Other Liabilities	356,992
Total Liabilities	371,223

Partners' Equity
Partners' Equity	3,313,801
Total Liabilities and Partners' Equity	$3,685,024

See auditors' report and accompanying notes to the financial statements

5

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

Revenue

Rental Income	$273,011
Interest Credit Subsidy	10,879
Tenant Charges	3,972
Interest Income	111
Total Revenue	287,973
Expenses
Maintenance and Operating	85,103
Utilities	7,556
General and Administrative	68,864
Taxes and Insurance	81,542
Partnership Management Fees	12,473
Interest Expense	27,333
Depreciation	137,335
Amortization	520
Total Expenses	420,726
Net Loss	$(132,753)

See auditors' report and accompanying notes to the financial statements

6

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

STATEMENT OF CHANGES IN PARTNERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2013

	General Partner	Limited Partners	Total
Partner's Equity (Deficit) - January 1, 2013	$(43)	$3,446,597	$3,446,554
Net Loss	(7)	(132,746)	(132,753)
Partner's Equity (Deficit) - December 31, 2013	$(50)	$3,313,851	$3,313,801

See auditors' report and accompanying notes to the financial statements

7

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2013

Cash flows from operating activities:
Net Loss	$(132,753)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	137,855
(Increase) decrease in Accounts Receivable	(85)
(Increase) decrease in Prepaid Expenses	(68)
Increase (decrease) in Accounts payable	(518)
Increase (decrease) in security deposits payable	50
Increase (decrease) in prepaid rent	(645)
Total adjustments	136,589
Net cash provided (used) by operating activities	3,836
Cash flows from investing activities:
(Deposit) withdrawal tax and insurance escrow	2,152
(Deposit) withdrawal replacement reserve	(17,425)
(Deposit) withdrawal operating deficit reserve	(26)
(Deposit) withdrawal security deposit account	(50)
Net cash provided (used) by investing activities	(15,349)
Cash flows from financing activities:
Principal payments on mortgage	(2,513)
Net cash provided (used) by financing activities	(2,513)
Net increase (decrease) in cash and equivalents	(14,026)
Cash and equivalents, beginning of year	36,075
Cash and equivalents, end of year	$22,049
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest Expense	$27,333

See auditors' report and accompanying notes to the financial statements

8

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282
NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE A - NATURE OF OPERATIONS

Starlight Place, LP (the "Partnership") was formed in 2005 under the laws of the State of Georgia for the purpose of constructing and operating a 52-unit apartment community, known as Starlight Place, and located in Americus, Georgia. The community is financed by a USDA Rural Development ("RD") Section 538 Loan, and therefore is regulated by RD as to rent charges and operating methods.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following significant accounting policies have been followed in the preparation of the financial statements.

Basis of Accounting

The Partnership prepares its financial statements on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For purposes of statements of cash flows, cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less at the acquisition date. Restricted cash is not considered cash equivalents.

Concentration of Credit Risk

The Partnership maintains its cash in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). Deposit accounts, at times, may exceed federally insured limits. All deposits are fully insured by the FDIC up to $250,000 per bank. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Tenant Rent Receivables

Management considers tenant rent receivables to be fully collectible; accordingly, no allowance for doubtful accounts is required. Uncollectible rent receivables are charged to operations upon management's determination that collection of the receivable is unlikely.

Other Assets

Monitoring fees have been recorded at cost. Amortization has been provided for using the straight-line method over 15 years.

9

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations using the straight-line method over their estimated service lives of 40 years for real property, 5 years for personal property, and 15 years for land improvements. Depreciation expense for the year ended December 31, 2013 was $137,335. As of December 31, 2013, accumulated depreciation was $1,240,634.

Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income.

Impairment of long-lived assets

In accordance with Accounting Standards Codification 360-10-05-4, Accounting for the Impairment or Disposal of Long-Lived Assets, the partnership reviews its rental property for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recovered. If the fair value is less than the carrying amount for the asset, an impairment loss is recognized for the difference. No impairment loss has been recognized during the year ended December 31, 2013.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the Partnership and tenants of the property are operating leases.

Income Taxes

No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the partners on their respective income tax returns. On January 1, 2009, the Partnership applied the guidance on accounting for uncertain tax provisions in FASB ASC 740, Income Taxes. The Partnership is no longer subject to income tax examinations for calendar years prior to 2010.

Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

10

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Standards Codification

The Financial Accounting Standards Board ("FASB ASC") became the sole authoritative source of generally accepted accounting principles in the United States of America for periods ending after September 15, 2009. The FASB ASC incorporates all authoritative literature previously issued by a standard setter. Adoption of the FASB ASC has no effect on the Partnership's financial position, results from operations, partners' equity, or cash flows. References to the authoritative accounting literature in the notes to the financial statements are to the FASB ASC.

NOTE C - ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

NOTE D - TENANT SECURITY DEPOSITS

Security deposits collected from tenants are held in a separate bank account. The account's status at December 31, 2013, is:

Tenant security deposit cash account	$9,500
Tenant security deposits payable balance	(9,500)

Excess (Deficit)	$-

NOTE E - REPLACEMENT RESERVE

In accordance with the provisions of the mortgage agreement, restricted cash is held by Capstone Realty Advisors, to be used for replacement of property as follows:

Beginning balance	$119,775
Add: Deposits	17,425
Less: Reserve releases	-

Ending balance, as confirmed by bank	$137,200

11

 STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE F - REQUIRED RESERVES

In accordance with the provisions of the mortgage agreement, certain reserves are required to be established to be used for budgeted expense items and loan payments as follows:

Rent-up reserve	$36,264
Operating deficit reserve	5,815
Total	$42,079

NOTE G - INTANGIBLE ASSETS

Compliance monitoring fees at December 31, 2013 were net of accumulated amortization of $4,420. Amortization expense for the same year ended was $520. Estimated aggregated amortization expense for each of the next five years is:

2014	$520
2015	520
2016	520
2017	520
2018	520

NOTE H - MORTGAGE PAYABLE

The mortgage was payable to Lewiston State Bank (care of Bonneville Mortgage Company) and was transferred to Capstone Realty Advisors in December 2007. The mortgage is secured by a deed of trust on the rental property. The note bears interest at the rate of 7.57% per annum. Principal and interest are payable by the Partnership in monthly installments of $2,487 through April 1, 2034.

The obligation arising from the Loan Agreement has been secured through a Loan Note Guarantee (the USDA Guarantee) under the Section 538 Guaranteed Rural Rental Housing Program pursuant to which the USDA will guarantee 90% of the losses realized under the Promissory Note.

Under an interest credit and rental assistance agreement with Rural Development, an interest credit is provided, thus reducing the interest rate approximately 3% annually. The interest credit is treated as additional income with interest expense being recorded at the note rate. An annual application as required by Rural Development must be submitted in order to be eligible for the interest credit. Eligibility began when the construction loan converted to a permanent loan on April 1, 2006.

12

 STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE H - MORTGAGE PAYABLE (CONTINUED)

Aggregate annual maturities for the mortgage payable over each of the next five years are as follows:

December 31, 2014	$2,694
2015	2,905
2016	3,133
2017	3,378
2018	3,643
and Thereafter	343,933

$359,686

NOTE I - MANAGEMENT FEES

The Partnership is managed by Boyd Management, Inc., pursuant to an agreement effective June 29, 2005 and renewed March 2013. During the year ended December 31, 2013, Boyd Management, Inc. earned management fees of $23,088 and management fees payable amounted to $148 at December 31, 2013.

The rental property's on-site employees are employed by Boyd Management, Inc. Total payroll and benefit costs reimbursed to the management company for the year ended December 31, 2013 totaled $41,527.

NOTE J - RELATED PARTY TRANSACTIONS Asset Management Fee

The Partnership shall pay the Limited Partner an annual asset management fee of $2,500, increasing in subsequent years by the consumer price index. The minimal fee of $2,500 shall be payable in annual installments; provided, however, that if in any year net operating income is insufficient to pay the full $2,500, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient net operating income. As of December 31, 2013, $2,473 was earned and $0 remains payable.

Incentive Management Fee

The Partnership shall pay to the General Partner through the compliance period an annual incentive management fee equal to 35% of net operating income commencing in 2005. If the incentive management fee is not paid in any year, it shall not accrue for payment in subsequent years. As of December 31, 2013, $10,000 was earned.

13

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013
NOTE J - RELATED PARTY TRANSACTIONS (CONTINUED) Tax Credit Compliance Fee

The Partnership shall pay to the General Partner through the compliance period an annual tax credit compliance fee equal to 35% of net operating income commencing in 2005. If the tax credit compliance fee is not paid in any year, it shall not accrue for payment in subsequent years. No tax credit compliance fee was earned during 2013.

NOTE K - PARTNERSHIP PROFITS, LOSSES AND DISTRIBUTIONS

Profits and losses from operations are allocated 99.97% to the Limited Partner, 0.01% to the Georgia Limited Partner, 0.01% to the Special Limited Partner, 0.005% to the Non-Profit Limited Partner, and 0.005% to the General Partner. Any and all Georgia tax credits shall be allocated to the Georgia Limited Partner. Cash flow shall be paid out in the following order and priority:

First, to pay the deferred management fee, if any;

Second, to pay the current asset management fee that was not paid monthly and then to pay any accrued asset management fees that have not been paid in full from previous years;

Third, to pay the principal and then interest on the development fee;

Fourth, to pay operating loans, if any, limited to 100% of the net operating income remaining after reduction for the payments made first to third;

Fifth, to pay the incentive management fee; Six, to pay the tax credit compliance fee; and,

Seventh, the balance, 29.98% to the Limited Partner, 0.01% to the Georgia Limited Partner, 0.01% to the Special Limited Partner, 0.005% to the Non-Profit Limited Partner, and 69.995% to the General Partner.

NOTE L - ADVERTISING

The Partnership expenses advertising costs as they are incurred. Advertising expenses for the year ended December 31, 2013 amounted to $285.

14

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE M - COMMITMENTS AND CONTINGENCIES

Interest Credit and Rental Assistance Agreement

Under an agreement with RD, mortgage subsidy is provided that reduces the effective interest rate on the mortgage to approximately 3% over the life of the loan agreement. RD may terminate the agreement if it determines that no subsidy is necessary or if the Partnership is determined to be in violation of the loan agreement or RD rules or regulations.

Housing Tax Credits

As incentive for investment equity, the Partnership applied for and received an allocation certificate for housing tax credits established by the Tax Reform Act of 1986. To qualify for the tax credits, the Partnership must meet certain requirements, including attaining a qualified basis sufficient to support the credit allocation. In addition, tenant eligibility and rental charges are restricted in accordance with Internal Revenue Code Section 42. Management has certified that each tax credit unit has met these qualifications to allow the credits allocated to each unit to be claimed.

Compliance with these regulations must be maintained in each of the fifteen consecutive years of the compliance period. Failure to maintain compliance with occupant eligibility, unit gross rent, or to correct noncompliance within a reasonable time period could result in recapture of previously claimed tax credits plus interest.

NOTE N - SUBSEQUENT EVENTS

FASB ASC 855, Subsequent Events, addresses events which occur after the balance sheet date but before the issuance of financial statements. An entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that existed after the balance sheet date. Additionally, Topic 855 requires disclosure relative to the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. Management evaluated the activity of Starlight Place, LP through February 14, 2014, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

15

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITOR'S REPORT

STARLIGHT PLACE, LP

USDA Rural Development Case No. 02-0546282

FOR THE YEAR ENDED DECEMBER 31, 2014

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

TABLE OF CONTENTS

PAGE
INDEPENDENT AUDITOR'S REPORT	3

FINANCIAL STATEMENTS:	4

BALANCE SHEET	5

STATEMENT OF OPERATIONS	6

STATEMENT OF CHANGES IN PARTNERS' CAPITAL	7

STATEMENT OF CASH FLOWS	8

NOTES TO FINANCIAL STATEMENTS	9

ACCOMPANYING INFORMATION:

INDEPENDENT AUDITOR'S REPORT ON INFORMATION
ACCOMPANYING THE BASIC FINANCIAL STATEMENTS

SUPPLEMENTAL INFORMATION REQUIRED BY RHS

INDEPENDENT AUDITORS' REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING AND ON COMPLIANCE AND OTHER MATTERS BASED ON AN AUDIT OF FINANCIAL STATEMENTS PERFORMED IN ACCORDANCE WITH
GOVERNMENT AUDITING STANDARDS

REPORTABLE CONDITIONS OF NON COMPLIANCE AND AUDITEE'S COMMENTS ON PRIOR AUDIT RESOLUTION MATTERS RELATED TO UNITED STATES DEPARTMENT OF AGRICULTURE RURAL DEVELOPMENT PROGRAMS

PAILET, MEUNIER and LeBLANC, L.L.P.
Certified Public Accountants

Management Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners Starlight Place, LP Americus, Georgia

We have audited the accompanying financial statements of Starlight Place, LP, USDA Rural Development Case No. 02-0546282, as of December 31, 2014 and the related statements of operations, changes in partners' equity and cash flows for the year ended December 31, 2014. Starlight Place, LP's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Starlight Place, LP as of December 31, 2014 and the result of its operations and its cash flows for the year ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued a report dated February 20, 2015 on our consideration of Starlight Place, LP's internal control over financial reporting and our tests of its compliance with certain provisions of laws, regulations, contracts, and grant agreements and other matters. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

Metairie, Louisiana February 20, 2015

Member of:	● PCAOB - Public Company Accounting Oversight Board

AICPA: Center for Public Company Audit Firms (SEC) ● Governmental Audit Quality Center ●Private Companies Practice Section (PCPS)

3421 N. Causeway Blvd., Suite 701 ● Metairie, LA 70002 ● Telephone (504) 837-0770 ● Fax (504) 837-7102
201 St. Charles Ave., Suite 2500 ● New Orleans, LA 70170 ● Telephone (504) 599-5905 ● Fax (504) 837-7102
www.pmlcpa.com

BALANCE SHEET

DECEMBER 31, 2014

ASSETS
Current Assets
Cash	$2,504
Accounts Receivable	1,570
Accounts Receivable - Property Tax Refund	10,069
Miscellaneous receivables	10,446
Prepaid Expenses	907
Total Current Assets	25,496
Restricted Reserves and Escrows
Tax Escrow	56,459
Tenant Security Deposits	9,400
Replacement Reserve	154,659
Operating Deficit Reserve	42,101
Total Restricted Reserves and Escrows	262,619
Property, Plant and Equipment
Land	248,710
Land Improvements	663,095
Building	3,687,417
Furniture and Equipment	89,236
Total Property, Plant and Equipment	4,688,458
Less: Accumulated depreciation	(1,377,969)
Property, Plant and Equipment, Net	3,310,489
Other Assets
Monitoring Fee, Net	2,860
Total Assets	$3,601,464

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

BALANCE SHEET

DECEMBER 31, 2014

LIABILITIES AND PARTNERS' EQUITY

Current Liabilities
Accounts Payable	$13,516
Mortgage Payable - Current Portion	2,905
Total Current Liabilities	16,421

Deposits and Prepayment Liabilities
Deferred Rents	1,444
Tenant Security Deposits	9,400
Total Deposits and Prepayment Liabilities	10,844

Other Liabilities
Mortgage Payable	356,975
Less: Current Portion	(2,905)
Total Other Liabilities	354,070
Total Liabilities	381,335

Partners' Equity
Partners' Equity	3,220,129
Total Liabilities and Partners' Equity	$3,601,464

See auditors' report and accompanying notes to the financial statements

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

Revenue

Rental Income	$284,110
Interest Credit Subsidy	10,808
Tenant Charges	3,217
Interest Income	141
Total Revenue	298,276
Expenses
Maintenance and Operating	101,395
Utilities	7,981
General and Administrative	70,325
Taxes and Insurance	34,757
Partnership Management Fees	12,500
Interest Expense	27,135
Depreciation	137,335
Amortization	520
Total Expenses	391,948
Net Loss	$(93,672)

See auditors' report and accompanying notes to the financial statements

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

STATEMENT OF CHANGES IN PARTNERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2014

	General Partner	Limited Partners	Total
Partner's Equity (Deficit) - January 1, 2014	$(50)	$3,313,851	$3,313,801
Net Loss	(5)	(93,667)	(93,672)
Partner's Equity (Deficit) - December 31, 2014	$(55)	$3,220,184	$3,220,129

See auditors' report and accompanying notes to the financial statements

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2014

Cash flows from operating activities:
Net Loss	$(93,672)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	137,855
(Increase) decrease in Accounts Receivable	(943)
(Increase) decrease in accounts receivable - property tax refund	(10,069)
(Increase) decrease in Miscellaneous receivables	(10,446)
(Increase) decrease in Prepaid Expenses	593
Increase (decrease) in Accounts payable	12,584
Increase (decrease) in security deposits payable	(100)
Increase (decrease) in deferred rent	339
Total adjustments	129,813
Net cash provided (used) by operating activities	36,141
Cash flows from investing activities:
Investment in rental property	(1,365)
(Deposit) withdrawal tax and insurance escrow	(34,229)
(Deposit) withdrawal replacement reserve	(17,459)
(Deposit) withdrawal operating deficit reserve	(22)
(Deposit) withdrawal security deposit account	100
Net cash provided (used) by investing activities	(52,975)
Cash flows from financing activities:
Principal payments on mortgage	(2,711)
Net cash provided (used) by financing activities	(2,711)
Net increase (decrease) in cash and equivalents	(19,545)
Cash and equivalents, beginning of year	22,049
Cash and equivalents, end of year	$2,504
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest Expense	$27,135

See auditors' report and accompanying notes to the financial statements

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE A - NATURE OF OPERATIONS

Starlight Place, LP (the "Partnership") was formed in 2005 under the laws of the State of Georgia for the purpose of constructing and operating a 52-unit apartment community, known as Starlight Place, and located in Americus, Georgia. The community is financed by a USDA Rural Development ("RD") Section 538 Loan, and therefore is regulated by RD as to rent charges and operating methods.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following significant accounting policies have been followed in the preparation of the financial statements.

Basis of Accounting

The Partnership prepares its financial statements on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For purposes of statements of cash flows, cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less at the acquisition date. Restricted cash is not considered cash equivalents.

Concentration of Credit Risk

The Partnership maintains its cash in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). Deposit accounts, at times, may exceed federally insured limits. All deposits are fully insured by the FDIC up to $250,000 per bank. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Tenant Rent Receivables

Management considers tenant rent receivables to be fully collectible; accordingly, no allowance for doubtful accounts is required. Uncollectible rent receivables are charged to operations upon management's determination that collection of the receivable is unlikely.

Other Assets

Monitoring fees have been recorded at cost. Amortization has been provided for using the straight-line method over 15 years.

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations using the straight-line method over their estimated service lives of 40 years for real property, 5 years for personal property, and 15 years for land improvements. Depreciation expense for the year ended December 31, 2014 was $137,335. As of December 31, 2014, accumulated depreciation was $1,377,969.

Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income.

Impairment of long-lived assets

In accordance with Accounting Standards Codification 360-10-05-4, Accounting for the Impairment or Disposal of Long-Lived Assets, the partnership reviews its rental property for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recovered. If the fair value is less than the carrying amount for the asset, an impairment loss is recognized for the difference. No impairment loss has been recognized during the year ended December 31, 2014.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the Partnership and tenants of the property are operating leases.

Income Taxes

No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the partners on their respective income tax returns. On January 1, 2009, the Partnership applied the guidance on accounting for uncertain tax provisions in FASB ASC 740, Income Taxes. The Partnership is no longer subject to income tax examinations for calendar years prior to 2011.

Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Standards Codification

The Financial Accounting Standards Board ("FASB ASC") became the sole authoritative source of generally accepted accounting principles in the United States of America for periods ending after September 15, 2009. The FASB ASC incorporates all authoritative literature previously issued by a standard setter. Adoption of the FASB ASC has no effect on the Partnership's financial position, results from operations, partners' equity, or cash flows. References to the authoritative accounting literature in the notes to the financial statements are to the FASB ASC.

NOTE C - ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

NOTE D - TENANT SECURITY DEPOSITS

Security deposits collected from tenants are held in a separate bank account. The account's status at December 31, 2014, is:

Tenant security deposit cash account	$9,400
Tenant security deposits payable balance	(9,400)

Excess (Deficit)	$-

NOTE E - REPLACEMENT RESERVE

In accordance with the provisions of the mortgage agreement, restricted cash is held by Capstone Realty Advisors, to be used for replacement of property as follows:

Beginning balance	137,200
Add: Deposits	17,459
Less: Reserve releases	-

Ending balance, as confirmed by bank	$154,659

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE F - REQUIRED RESERVES

In accordance with the provisions of the mortgage agreement, certain reserves are required to be established to be used for budgeted expense items and loan payments as follows:

Rent-up reserve	$36,281
Operating deficit reserve	5,820
Total	$42,101

NOTE G - INTANGIBLE ASSETS

Compliance monitoring fees at December 31, 2014 were net of accumulated amortization of $4,940. Amortization expense for the same year ended was $520. Estimated aggregated amortization expense for each of the next five years is:

2015	$520
2016	520
2017	520
2018	520
2019	520

NOTE H - MORTGAGE PAYABLE

The mortgage was payable to Lewiston State Bank (care of Bonneville Mortgage Company) and was transferred to Capstone Realty Advisors in December 2007. The mortgage is secured by a deed of trust on the rental property. The note bears interest at the rate of 7.57% per annum. Principal and interest are payable by the Partnership in monthly installments of $2,487 through April 1, 2034.

The obligation arising from the Loan Agreement has been secured through a Loan Note Guarantee (the USDA Guarantee) under the Section 538 Guaranteed Rural Rental Housing Program pursuant to which the USDA will guarantee 90% of the losses realized under the Promissory Note.

Under an interest credit and rental assistance agreement with Rural Development, an interest credit is provided, thus reducing the interest rate approximately 3% annually. The interest credit is treated as additional income with interest expense being recorded at the note rate. An annual application as required by Rural Development must be submitted in order to be eligible for the interest credit. Eligibility began when the construction loan converted to a permanent loan on April 1, 2006.

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE H - MORTGAGE PAYABLE (CONTINUED)

Aggregate annual maturities for the mortgage payable over each of the next five years are as follows:

December 31, 2015	$2,905
2016	3,133
2017	3,378
2018	3,643
2019	3,929
and Thereafter	339,987
$356,975

NOTE I - MANAGEMENT FEES

The Partnership is managed by Boyd Management, Inc., pursuant to an agreement effective June 29, 2005 and renewed March 2013. During the year ended December 31, 2014, Boyd Management, Inc. earned management fees of $23,051 and management fees payable amounted to $37 at December 31, 2014.

The rental property's on-site employees are employed by Boyd Management, Inc. Total payroll and benefit costs reimbursed to the management company for the year ended December 31, 2014 totaled $41,527.

NOTE J - RELATED PARTY TRANSACTIONS

Asset Management Fee

The Partnership shall pay the Limited Partner an annual asset management fee of $2,500, increasing in subsequent years by the consumer price index. The minimal fee of $2,500 shall be payable in annual installments; provided, however, that if in any year net operating income is insufficient to pay the full $2,500, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient net operating income. As of December 31, 2014, $2,500 was earned and $0 remains payable.

Incentive Management Fee

The Partnership shall pay to the General Partner through the compliance period an annual incentive management fee equal to 35% of net operating income commencing in 2005. If the incentive management fee is not paid in any year, it shall not accrue for payment in subsequent years. As of December 31, 2014, $10,000 was earned.

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE J - RELATED PARTY TRANSACTIONS (CONTINUED)

Tax Credit Compliance Fee

The Partnership shall pay to the General Partner through the compliance period an annual tax credit compliance fee equal to 35% of net operating income commencing in 2005. If the tax credit compliance fee is not paid in any year, it shall not accrue for payment in subsequent years. No tax credit compliance fee was earned during 2014.

Property Insurance

The Partnership purchased its property insurance with Rural Housing Reinsurance Co. International, Ltd. The general partner is a minority shareholder in Rural Housing Reinsurance Co. International. For the year ended December 31, 2014, total fees of $10,879 were paid. There was no amount due to Rural Housing Reinsurance Co. International, Ltd. as of December 31, 2014.

NOTE K - PARTNERSHIP PROFITS, LOSSES AND DISTRIBUTIONS

Profits and losses from operations are allocated 99.97% to the Limited Partner, 0.01% to the Georgia Limited Partner, 0.01% to the Special Limited Partner, 0.005% to the Non-Profit Limited Partner, and 0.005% to the General Partner. Any and all Georgia tax credits shall be allocated to the Georgia Limited Partner. Cash flow shall be paid out in the following order and priority:

First, to pay the deferred management fee, if any;

Second, to pay the current asset management fee that was not paid monthly and then to pay any accrued asset management fees that have not been paid in full from previous years;

Third, to pay the principal and then interest on the development fee;

Fourth, to pay operating loans, if any, limited to 100% of the net operating income remaining after reduction for the payments made first to third;

Fifth, to pay the incentive management fee; Six, to pay the tax credit compliance fee; and,

Seventh, the balance, 29.98% to the Limited Partner, 0.01% to the Georgia Limited Partner, 0.01% to the Special Limited Partner, 0.005% to the Non-Profit Limited Partner, and 69.995% to the General Partner.

STARLIGHT PLACE, LP
USDA Rural Development Case No. 02-0546282

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE L - ADVERTISING

The Partnership expenses advertising costs as they are incurred. Advertising expenses for the year ended December 31, 2014 amounted to $202.

NOTE M - COMMITMENTS AND CONTINGENCIES

Interest Credit and Rental Assistance Agreement

Under an agreement with RD, mortgage subsidy is provided that reduces the effective interest rate on the mortgage to approximately 3% over the life of the loan agreement. RD may terminate the agreement if it determines that no subsidy is necessary or if the Partnership is determined to be in violation of the loan agreement or RD rules or regulations.

Housing Tax Credits

As incentive for investment equity, the Partnership applied for and received an allocation certificate for housing tax credits established by the Tax Reform Act of 1986. To qualify for the tax credits, the Partnership must meet certain requirements, including attaining a qualified basis sufficient to support the credit allocation. In addition, tenant eligibility and rental charges are restricted in accordance with Internal Revenue Code Section 42. Management has certified that each tax credit unit has met these qualifications to allow the credits allocated to each unit to be claimed.

Compliance with these regulations must be maintained in each of the fifteen consecutive years of the compliance period. Failure to maintain compliance with occupant eligibility, unit gross rent, or to correct noncompliance within a reasonable time period could result in recapture of previously claimed tax credits plus interest.

NOTE N - SUBSEQUENT EVENTS

FASB ASC 855, Subsequent Events, addresses events which occur after the balance sheet date but before the issuance of financial statements. An entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that existed after the balance sheet date. Additionally, Topic 855 requires disclosure relative to the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. Management evaluated the activity of Starlight Place, LP through February 20, 2015, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.